As filed with the Securities and Exchange Commission on January 2, 2013, Registration No. 333-118883

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VALLEY COMMERCE BANCORP

(Exact name of registrant as specified in its charter)

California	46-1981399
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

     701 West Main Street, Visalia, CA 93291

(Address of principal executive offices)

     Valley Commerce Bancorp 2007 Equity Incentive Plan

(Full title of plan)

Roy O. Estridge

Executive Vice President, Chief Financial Officer

Valley Commerce Bancorp

701 West Main Street

Visalia, CA 93291

                    (559) 622-9000

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (the “Registration Statement”) (File No. 333-118883) of Valley Commerce Bancorp (the “Registrant”) pertaining to the registration of 128,107 shares of common stock issuable under the Valley Commerce Bancorp 2007 Equity Incentive Plan (the “Plan”).

The Registrant is filing this Post-Effective Amendment No. 1 to deregister all securities that were previously registered and remain unsold or otherwise unissued under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Visalia, State of California, on January 2, 2013.

VALLEY COMMERCE BANCORP
(Registrant)

By	/s/Roy O. Estridge
Roy O. Estridge
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant in the capacities and on the date indicated.

Signature	Title	Date
/s/ ALLAN W. STONE Allan W. Stone	Director, President and Chief Executive Officer (Principal Executive Officer)	January 2, 2013
/s/ ROY O. ESTRIDGE Roy O. Estridge	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 2, 2013
/s/ DONALD A. GILLES* Donald A. Gilles	Director	January 2, 2013
/s/ PHILIP R. HAMMOND, JR.* Philip R. Hammond, Jr.	Director	January 2, 2013
/s/ RUSSELL F. HURLEY* Russell F. Hurley	Director	January 2, 2013
/s/ FRED P. LoBUE, JR.* Fred P. LoBue, Jr.	Director	January 2, 2013
/s/ KENNETH H. MACKLIN* Kenneth H. Macklin	Director	January 2, 2013
/s/ BARRY R. SMITH* Barry R. Smith	Director	January 2, 2013

* By Roy O. Estridge, Attorney-in-Fact

2